Exhibit 10.13

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [****], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

S13-348:MW	EXCLUSIVE (EQUITY) AGREEMENT

EXCLUSIVE (EQUITY) AGREEMENT

This Agreement between THE BOARD OF TRUSTEES OF THE LELAND STANFORD JUNIOR UNIVERSITY (“Stanford”), an institution of higher education having powers under the laws of the State of California, and Surrozen (“Surrozen”), a corporation having a principal place of business at 1700 Owens St., Ste 500, San Francisco, CA, 94158, is effective on the 23rd day of March, 2016 (“Effective Date”).

1.	BACKGROUND

Stanford and University of Washington (“UW”) have an assignment of an invention consisting of surrogate Wnt proteins that target specific Frizzled subtypes to activate and antagonize Wnt pathway signaling. It is entitled “Surrogate WNT Proteins” and was invented in the laboratory of [****], a Howard Hughes Medical Institute (“HHMI”) investigator at Stanford and in the laboratory of [****], a Howard Hughes Medical Institute (“HHMI”) investigator at UW and is described in Stanford Docket [****]. The invention was made in the course of research supported by HHMI and NIH. Stanford and UW want to have the invention perfected and marketed as soon as possible so that resulting products may be available for public use and benefit. UW has exclusively granted Stanford the right to license UW’s rights in the invention to third parties.

2.	DEFINITIONS

2.1	“Change of Control” means the following, as applied only to the entirety of that part of Surrozen’s business that exercises all of the rights granted under this Agreement:

(A)

acquisition of ownership—directly or indirectly, beneficially or of record—by any person or group (within the meaning of the Exchange Act and the rules of the SEC or equivalent body under a different jurisdiction) of the capital stock of Surrozen representing more than [****] of either the aggregate ordinary voting power or the aggregate equity value represented by the issued and outstanding capital stock of Surrozen; and/or

(B)	the sale of all or substantially all Surrozen’s assets and/or business in one transaction or in a series of related transactions.

provided, however, that in no event shall the sale of equity or other securities for the sole purpose of financing Surrozen be a Change of Control.

2.2	“Exclusive” means that, subject to Articles 3 and 5, Stanford will not grant further licenses under the Licensed Patents in the Licensed Field of Use in the Licensed Territory.

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2.3	“Fully Diluted Basis” means the total number of shares of Surrozen’s issued and outstanding common stock, assuming:

(A)	the conversion of all issued and outstanding securities convertible into common stock;

(B)	the exercise of all issued and outstanding warrants or options, regardless of whether then exercisable; and

(C)	the issuance, grant, and exercise of all securities reserved for issuance pursuant to any Surrozen stock or stock option plan then in effect.

2.4	“HHMI Indemnitees” means HHMI and its trustees, officers, employees and agents.

2.5	“Licensed Field of Use” means all fields.

2.6

“Licensed Patent” means U.S. Patent Application, [****], any foreign patent application corresponding thereto, and any divisional, continuation, or reexamination application, extension, and each patent that issues or reissues from any of these patent applications. Any claim of an unexpired Licensed Patent is presumed to be valid unless it has been held to be invalid by a final judgment of a court of competent jurisdiction from which no appeal can be or is taken. “Licensed Patent” excludes any continuation-in-part (CIP) patent application or patent. Neither party shall file or authorize another party to file a CIP of any Licensed Patent without the written approval of the other Party.

2.7	“Licensed Product” means a product or part of a product in the Licensed Field of Use:

(A)	the making, using, importing or selling of which, absent this license, infringes, induces infringement, or contributes to infringement of a Licensed Patent; or

(B)	which is made with, uses or incorporates any Technology.

2.8	“Licensed Territory” means worldwide.

2.9

“Net Sales” means all gross revenue received by Surrozen or sublicensees from the sale, transfer or other disposition of Licensed Product to a third party customer. Net Sales excludes the following items (but only as they pertain to the making, using, importing or selling of Licensed Products, are included in gross revenue, and are separately billed):

(A)	import, export, excise, value-added and sales taxes, and custom duties;

(B)	trade, quantity or cash discounts and customary rebates and chargebacks;

(C)	costs of insurance, packing, and transportation from the place of manufacture to the customer’s premises or point of installation;

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(D)	costs of installation at the place of use; and

(E)	credit for returns, allowances, or trades.

For clarity, in the event there is any sale of Licensed Products between Surrozen and its sublicensee for resale, Net Sales shall be calculated based on such resale to third parties, but not the sale between Surrozen and its sublicensee.

In the event that a Licensed Product is sold in combination with another product which is not a Licensed Product, the amount paid to Stanford [****]

“Nonroyalty Sublicensing Consideration” means any consideration received by Surrozen from a sublicensee hereunder but excluding any consideration for:

[****]

2.11

“Non-Valid Claim Period” means any uninterrupted period of time when the manufacture, use, sale or importation of Licensed Product would not infringe, induce infringement, or contribute to infringement of a Valid Claim.

2.12

“Patent Matters” means preparing, filing, and prosecuting broad and extensive patent claims (including any interference or reexamination actions) for Stanford’s benefit in the Licensed Territory and for maintaining all Licensed Patents.

2.13

“Stanford and UW Indemnitees” means Stanford and Stanford Hospitals and Clinics, and their respective trustees, officers, employees, students, agents, faculty, representatives, and volunteers and UW and their respective regents, trustees, officers, employees, students, agents, faculty, representatives, and volunteers.

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2.14

“Sublicense” means any agreement between Surrozen and a third party that contains a grant to Stanford’s Licensed Patents regardless of the name given to the agreement by the parties; however, an agreement to make, have made, use or sell Licensed Products on behalf of Surrozen is not considered a Sublicense.

2.15

“Technology” means information or materials listed in Appendix C that will be provided by Stanford to Surrozen, including certain reagents and research materials. Technology may or may not be confidential in nature.

2.16

“Valid Claim” means (a) any claim of an issued and unexpired Licensed Patent which has not been held unenforceable or invalid by a court or other governmental agency of competent jurisdiction from which no appeal can be taken and which has not been disclaimed or admitted to be invalid or unenforceable through abandonment, reissue, disclaimer or otherwise, or (b) a pending claim in a pending Licensed Patent application, provided that if such pending claim does not issue as a valid and enforceable claim within [****] from its earliest priority date, such pending claim will cease to be a Valid Claim unless and until actually issued.

3.	GRANT

3.1

Grant. Subject to the terms and conditions of this Agreement, Stanford grants Surrozen: (a) a license under the Licensed Patent in the Licensed Field of Use to make, have made, use, import, offer to sell and sell Licensed Product in the Licensed Territory and (b) a nonexclusive license under the Technology to make, have made, use, import, offer to sell and sell Licensed Product in the Licensed Territory.

3.2

Exclusivity. The license under 3.1(a) is Exclusive, including the right to sublicense under Article 3.4(C), in the Licensed Field of Use beginning on the Effective Date and ending when the last of the Licensed Patent expires.

3.3

Retained Rights. Stanford retains the right, on behalf of itself, Stanford Hospital and Clinics, UW, and all other non-profit research institutions, to practice the Licensed Patent and use Technology for any non-profit purpose, including sponsored research and collaborations. Surrozen agrees that, notwithstanding any other provision of this Agreement, it has no right to enforce the Licensed Patent against any such institution. Stanford and any such other institution have the right to publish any information included in the Technology or a Licensed Patent.

3.4	Specific Exclusion. Stanford does not:

(A)

grant to Surrozen any other licenses, implied or otherwise, to any patents or other rights of Stanford other than those rights granted under Licensed Patent, regardless of whether the patents or other rights are dominant or subordinate to any Licensed Patent, or are required to exploit any Licensed Patent or Technology;

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(B)	commit to Surrozen to bring suit against third parties for infringement, except as described in Article 14; and

(C)	agree to furnish to Surrozen any technology or technological information other than the Technology or to provide Surrozen with any assistance.

3.5

HHMI Research License. Surrozen acknowledges that it has been informed that the Licensed Patent and Technology was developed, at least in part, by employees of HHMI and that HHMI has a paid-up, non-exclusive, irrevocable license to use the Licensed Patent and Technology for HHMI’s research purposes, but with no right to assign or sublicense (the “HHMI License”). This Agreement is explicitly made subject to the HHMI License.

4.	SUBLICENSING

4.1

Permitted Sublicensing. Surrozen may grant Sublicenses in the Licensed Field of Use only during the Exclusive term [****]. Sublicenses with any exclusivity must include diligence requirements commensurate with the diligence requirements of Appendix A.

To the extent that Non-Royalty Sublicense Income represents an unallocated combined payment for both a sublicense of the Licensed Patents as well as other intellectual property or the like, such Non-Royalty Sublicense Income from such sublicensing arrangement shall, for the purpose of calculating payments due to Stanford pursuant, be [****].

4.2

Required Sublicensing. Stanford would like licensees to address unmet needs, such as those of neglected patient populations or geographic areas, giving particular attention to improved therapeutics, diagnostics and agricultural technologies for the developing world. If Surrozen, directly or through its sublicensee(s), is unable or unwilling to serve or develop a potential market or market territory for which there is a reputable Surrozen willing to be a sublicensee which has adequate resources and (a) such potential sublicensee has provided Stanford and Surrozen with a bona fide, detailed proposal to develop a Licensed Product for such potential market or market territory, and (b) such proposed development is not within or competitive with Surrozen’s current or planned Licensed Products, as reasonably demonstrated by Surrozen in a written document to Stanford, then Surrozen will, at Stanford’s request, negotiate in good faith a Sublicense with any such potential sublicensee.

4.3	Sublicense Requirements. Any Sublicense:

(A)	is subject to this Agreement;

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(B)	will reflect that any sublicensee will not further sublicense;

(C)	will prohibit sublicensee from paying royalties to an escrow or other similar account;

(D)	will expressly include the provisions of Articles 8, 9, 10, 13 and Section 19.5 for the benefit of Stanford, UW and/or HHMI, as the case may be; and

(E)

will include the provisions of Section 4.4 and require the transfer of all the sublicensee’s obligations to Surrozen with respect to the grant of rights under the Licensed Patents and Technology to the Surrozen, including the payment of royalties specified in the Sublicense, to Stanford or its designee, if this Agreement is terminated , provided that such sublicensee’s payment obligation to Stanford shall be limited to the amount that Stanford would have otherwise received as a result of such sublicensee’s activities if this Agreement had remained in effect. If the sublicensee is a spin-out from Surrozen, Surrozen must guarantee the sublicensee’s performance with respect to the payment of Stanford’s share of Sublicense royalties.

4.4	Litigation by Sublicensee. Any Sublicense must include the following clauses:

(A)	In the event sublicensee brings an action seeking to invalidate any Licensed Patent:

(1)

sublicensee will [****] the payment paid to Surrozen during the pendency of such action. Moreover, should the outcome of such action determine that any claim of a patent challenged by the sublicensee is both valid and infringed by a Licensed Product, sublicensee will pay [****] the payment paid under the original Sublicense;

(2)	sublicensee will have no right to recoup any royalties paid before or during the period challenge;

(3)

any dispute regarding the validity of any Licensed Patent shall be litigated in the courts located in Santa Clara County, and the parties agree not to challenge personal jurisdiction in that forum; and

(4)	sublicensee shall not pay royalties into any escrow or other similar account.

(B)	Sublicensee will provide written notice to Stanford at least [****] prior to bringing an action seeking to invalidate a Licensed Patent. Sublicensee will include with such written notice [****].

4.5

Copy of Sublicenses and Sublicensee Royalty Reports. Surrozen will submit to Stanford a copy of each Sublicense, any subsequent amendments and all copies of sublicensees’ royalty reports, each may be redacted for information not necessary to determine compliance with this Agreement. Beginning with the first Sublicense, [****] [****].

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4.6	Sharing of Sublicensing Income. Surrozen will pay to Stanford a portion of all Nonroyalty Sublicensing Consideration for the Sublicense of Licensed Patents, as provided below:

(A)	[****] of Non-Royalty Sublicense Income for Sublicenses granted within [****] of the Effective Date in a transaction in which Surrozen will [****];

(B)	[****] of Non-Royalty Sublicense Income for all other Sublicenses.

4.7	Royalty-Free Sublicenses. If Surrozen pays all royalties due Stanford from a sublicensee’s Net Sales, Surrozen may grant that sublicensee a royalty-free or non-cash:

(A)	Sublicense or

(B)	cross-license.

5.	GOVERNMENT RIGHTS

This Agreement is subject to Title 35 Sections 200-204 of the United States Code. Among other things, these provisions provide the United States Government with nonexclusive rights in the Licensed Patent. They also impose the obligation that Licensed Product sold or produced in the United States be “manufactured substantially in the United States,” subject to such waivers as may be obtained under applicable laws. Surrozen will ensure all obligations of these provisions are met.

6.	DILIGENCE

6.1

Milestones. Because the invention is not yet commercially viable as of the Effective Date, Surrozen, directly or through its affiliates, sublicensees or partners and/or its or their contractors, will use commercially reasonable efforts to develop, manufacture and sell a Licensed Product. In addition, Surrozen, directly or through its affiliates, sublicensees or partners and/or its or their contractors, will meet the milestones shown on the attached Exhibit A.

Stanford agrees to grant reasonable extensions to the target dates of any applicable milestone and the subsequent milestones (without payment) if Surrozen’s failure to meet the applicable milestones is due to [****]. If any diligence milestone is extended, all subsequent milestones also shall be extended.

6.2	Progress Report. By [****] of each year, Surrozen will submit a written annual report to Stanford covering the preceding calendar year. The report will include

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information sufficient to enable Stanford to satisfy reporting requirements of the U.S. Government and for Stanford to ascertain progress by Surrozen toward meeting this Agreement’s diligence requirements. Each report will describe, where relevant: Surrozen’s progress toward commercialization of Licensed Product, [****]. Surrozen will specifically describe how each Licensed Product is related to each Licensed Patent.

6.3	Clinical Trial Notice. Surrozen will notify the Stanford University Office of Technology Licensing prior to commencing any clinical trials at Stanford.

7.	ROYALTIES

7.1	Issue Royalty. Surrozen will pay to Stanford a noncreditable, nonrefundable license issue royalty of [****] as follows:

(A)	[****] upon signing this Agreement; and

(B)	[****] upon Initial Funding close or [****] from Effective Date, whichever comes first. “Initial Funding” means an equity financing of Surrozen with at least [****].

7.2

Equity Interest. As further consideration, Surrozen will grant to Stanford 241,688 shares of common stock in Surrozen upon the Effective Date. When issued, those shares will represent [****] of the common stock in Surrozen on a Fully Diluted Basis. Surrozen agrees the shares are valued as of the Effective Date as set forth in the letter from Surrozen to Stanford attached as Appendix E. Surrozen agrees to provide Stanford with the capitalization table upon which the above calculation is made. Surrozen will issue [****] of all shares granted to Stanford pursuant to this Section 7.2 and Section 7.3 directly to and in the name of the inventors listed below allocated as stated below:

[****]

[****]

In addition, Surrozen will issue [****] of all the shares granted to Stanford pursuant to this Section 7.2 and Section 7.3 directly to and in the name of [****] and will use the stock issuance agreement shown in Appendix D for such shares.

In connection with the grant of shares of common stock pursuant to this Section 7.2 and Section 7.3, Stanford and each of the inventors listed above will enter into a stock issuance agreement with Surrozen that includes customary provisions, including, without limitation, securities law representations and warranties, lock-up provisions and a right of first refusal on behalf of Surrozen.

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7.3

Anti-Dilution Protection. Surrozen will issue Stanford, without further consideration, any additional shares of stock of the class issued pursuant to Section 7.2 necessary to ensure that the number of shares issued Stanford pursuant to Section 7.2 and this Section 7.3 represents [****] of the shares issued and outstanding (prior to the issuance of shares to Stanford pursuant to this Section 7.3) on a Fully-Diluted Basis upon the final closing of the First Round of bona fide equity investment in Surrozen from a single or group of investors which is both (i) at least [****] in size (including the principal amount and interest of all outstanding indebtedness converted into shares of Surrozen in connection therewith) and (ii) at a price per share which, when applied to stock actually outstanding immediately after such round, implies a post-financing equity valuation of Surrozen of at least [****] (the “First Round Financing”). Notwithstanding the foregoing, in the event the amount invested in the First Round Financing is greater than [****], the number of shares to be issued to Stanford shall be calculated as if the total amount invested in the First Round Financing is [****] (the “Maximum Investment”). A “First Round” is a bona fide round of equity, warrant, option or convertible equity investment for capital raising purposes which includes all the tranches prior to the completion of the financing. This right will expire upon the earlier of (i) the issuance of all shares to be issued in connection with such First Round Financing and (ii) the investment of the Maximum Investment in the First Round Financing, but will apply to all shares to be issued in or in connection with such First Round Financing, subject to the Maximum Investment limitation described above.

7.4	Purchase Right.

(A)

Stanford shall have the right, but not the obligation, to purchase for cash up to its Share of the securities issued in any Qualifying Offering on the terms, and subject to the conditions, set forth in this Section 7.4 and Section 7.5 (the “Purchase Right”). For purposes of this Section 7.4 and Section 7.5:

(1)	“Adjustment Event” means the final closing of the first Threshold Qualifying Offering occurring after the date of this Agreement.

(2)

“Board of Directors” means (i) if Surrozen is organized as a corporation, its board of directors, and (ii) if Surrozen is organized as a limited liability company, Surrozen manager(s) or member(s) or both that have the power to direct the principal management and activities of Surrozen, whether through ownership of voting securities, by agreement, or otherwise.

(3)

“Qualifying Offering” means a private offering of Surrozen’s equity securities (or securities convertible into or exercisable for Surrozen’s equity securities) for cash (or in satisfaction of debt issued for cash) having its final closing on or after the date of this Agreement and which includes investment by one or more venture capital, professional angel, corporate or other similar

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institutional investors other than Stanford. For the avoidance of doubt, if Surrozen is a limited liability company, then “equity securities” means limited liability company interests in Surrozen.

(4)	“Share” means:

(i)	[****] with respect to any Qualifying Offering having a closing on or before the date of an Adjustment Event; or

(ii)

with respect to any Qualifying Offering having a closing after an Adjustment Event, but before a Termination Event, the percentage necessary for Stanford to maintain its pro rata ownership interest in Surrozen on a Fully-Diluted Basis.

(5)

“Threshold Qualifying Offering” means any Qualifying Offering which either (i) is at least [****] in size or (ii) involves the sale to outside investors of at least [****] of the equity securities outstanding after such round on a Fully-Diluted Basis.

(6)	The parties shall construe the term “Fully-Diluted Basis” mutatis mutandis in the case where Surrozen is organized as a limited liability company.

(B)	The Purchase Right shall terminate upon the earliest to occur of the following (each a “Termination Event”):

(1)

Stanford’s execution of an investor rights agreement or similar agreement (each a “Rights Agreement”) in connection with a Threshold Qualifying Offering so long the Rights Agreement satisfies the terms of this Section 7.4 and Section 7.5 below;

(2)	Stanford purchases less than its entire Share of a Qualifying Offering;

(3)

Stanford fails to give an election notice within the Notice Period for a Qualifying Offering which has its final closing within [****] of the date such notice is received by Stanford and which is closed on terms that are the same or less favorable to the investors as the terms stated in Surrozen’s notice to Stanford;

(4)	The closing of a firm commitment underwritten public offering of Surrozen’s common stock; or

(5)	The closing of the sale of all or substantially all of Surrozen’s assets to a company publicly traded on one of the major recognized exchanges.

(C)

The Purchase Right shall not apply to the issuance of securities: (i) to employees, individuals who are members of Surrozen’s Board of Directors as of the time of issuance, and service providers to Surrozen pursuant to a plan approved by Surrozen’s Board of Directors; or (ii) as additional consideration in lending or

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leasing transactions; or (iii) to an entity pursuant to an arrangement that Surrozen’s Board of Directors determines in good faith is a strategic partnership or similar arrangement of Surrozen (i.e., an arrangement in which the entity’s purchase of securities is not primarily for the purpose of financing Surrozen); or (iv) (iv) to owners of another entity in connection with the acquisition of that entity by Surrozen.

(D)

For the avoidance of doubt: (i) any securities Stanford may acquire or have the right to acquire under Section 7.2 or 7.3 shall not reduce the number of securities Stanford may purchase under this Section 7.4 or under any applicable Rights Agreement; and (ii) Stanford shall not be obligated to purchase under this Section 7.4 any Surrozen securities it has the right to acquire under Section 7.2 or 7.3 above.

7.5	Rights Agreements; Information Rights; Notice; Elections.

(A)

Surrozen shall ensure that each Rights Agreement executed by Stanford in connection with a Qualifying Offering will grant to Stanford the same rights as all other investors who are parties to that Rights Agreement. In particular, Surrozen shall ensure that each such Rights Agreement will grant to Stanford the same right to purchase additional securities in future offerings, the same information rights, and the same registration rights as are granted to other parties thereto, including all such rights granted to any investor designated as a “Major Investor” or other similar designation, even if Stanford is not so designated.

(B)	Notwithstanding any terms to the contrary contained in any applicable Rights Agreement:

(1)	Stanford shall not have any representation on the Board of Directors or rights to attend meetings of the Board of Directors;

(1)	In connection with all Qualifying Offerings, Surrozen shall give Stanford notice of the terms of the offering, including: [****]; and

(2)	Stanford may elect to exercise its Purchase Right, in whole or in part, by notice given to Surrozen within [****] after receipt of Surrozen’s notice (“Notice Period”).

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(C)

If Stanford has no information rights under a Rights Agreement and to the extent that such information has been prepared by Surrozen for other purposes, so long as Stanford holds Surrozen securities, Surrozen shall furnish to Stanford, upon request [****].

(E)

Notwithstanding any notice provision in this Agreement to the contrary, any notice given under this Agreement that refers or relates to any of Section 7.4 above or this Section 7.5 shall be copied concurrently to [****]; provided, however, that delivery of the copy will not by itself constitute notice for any purpose under this Agreement.

License Maintenance Fee. Surrozen will pay Stanford a yearly license maintenance fee on the anniversary of the Effective Date as follows:

[****]

Yearly maintenance payments are nonrefundable, but they are creditable each year as described in Section 7.10.

7.7	Milestone Payments. Surrozen will pay Stanford the following milestone payments:

[[****].

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7.8	Earned Royalty. Surrozen will pay Stanford earned royalties of [****] on Net Sales of a Licensed Product that is covered by a Valid Claim.

7.9

Earned Royalty if Surrozen Challenges the Patent. Notwithstanding the above, should Surrozen bring an action seeking to invalidate any Licensed Patent, Surrozen will pay royalties to Stanford at the rate of [****] during the pendency of such action. Moreover, should the outcome of such action determine that any claim of a patent challenged by Surrozen is both valid and infringed by a Licensed Product, Surrozen will pay royalties at the rate of [****].

7.10	Creditable Payments. The license maintenance fee for a year may be offset against earned royalty payments due on Net Sales occurring in that year.

For example:

(A)

if Surrozen pays Stanford a $10 maintenance payment for year Y, and according to Section 7.8 $15 in earned royalties are due Stanford for Net Sales in year Y, Surrozen will only need to pay Stanford an additional $5 for that year’s earned royalties.

(B)

if Surrozen pays Stanford a $10 maintenance payment for year Y, and according to Section 7.8 $3 in earned royalties are due Stanford for Net Sales in year Y, Surrozen will not need to pay Stanford any earned royalty payment for that year. Surrozen will not be able to offset the remaining $7 against a future year’s earned royalties.

7.11

Obligation to Pay Royalties. A royalty is due Stanford under this Agreement for any activity conducted under the licenses granted. For convenience’s sake, the amount of that royalty is calculated using Net Sales. Nonetheless, if certain Licensed Products are made, used, imported, or offered for sale before the date this Agreement terminates, and those Licensed Products are sold after the termination date, Surrozen will pay Stanford an earned royalty for its exercise of rights based on the Net Sales of those Licensed Products.

Earned Royalties will be payable on a country-by-country basis on Net Sales of Licensed Products until the last to expire Valid Claim covering Licensed Product in the Licensed Field of Use in the country of manufacture or sale.

Surrozen’s payment of Earned Royalties due Stanford for Net Sales that occur during a Non-Valid Claim Period will be deferred until the end of such Non-Valid Claim Period.

7.12	No Escrow. Surrozen shall not pay royalties into any escrow or other similar account.

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7.13

Currency. Surrozen will calculate the royalty on sales in currencies other than U.S. Dollars using the appropriate foreign exchange rate for the currency quoted by the Wall Street Journal on the close of business on the last banking day of each calendar quarter. Surrozen will make royalty payments to Stanford in U.S. Dollars.

7.14	Non-U.S. Taxes. Surrozen will pay all non-U.S. taxes related to royalty payments. These payments are not deductible from any payments due to Stanford.

7.15	Interest. Any payments not made when due will bear interest at the lower of (a) [****] or (b) the maximum rate permitted by law.

8.	ROYALTY REPORTS, PAYMENTS, AND ACCOUNTING

8.1

Quarterly Earned Royalty Payment and Report. Beginning with the first sale of a Licensed Product by Surrozen or a sublicensee, Surrozen will submit to Stanford a written report (even if there are no sales) and an earned royalty payment within [****] after the end of each calendar quarter. This report will be in the form of Appendix B and will state the number, description, and aggregate Net Sales of Licensed Product during the completed calendar quarter. The report will include an overview of the process and documents relied upon to permit Stanford to understand how the earned royalties are calculated. With each report Surrozen will include any earned royalty payment due Stanford for the completed calendar quarter (as calculated under Section 7.8).

8.2

No Refund. In the event that a validity or non-infringement challenge of a Licensed Patent brought by Surrozen is successful, Surrozen will have no right to recoup any royalties paid before or during the period challenge.

8.3

Termination Report. Surrozen will pay to Stanford all applicable royalties and submit to Stanford a written report within [****] after the license terminates. Surrozen will continue to submit earned royalty payments and reports to Stanford after the license terminates, until all Licensed Products made or imported under the license have been sold.

8.4

Accounting. Surrozen will maintain records showing manufacture, importation, sale, and use of a Licensed Product for [****]. Records will include general-ledger records showing cash receipts and expenses, and records that include: production records, customers, invoices, serial numbers, and related information in sufficient detail to enable Stanford to determine the royalties payable under this Agreement.

8.5

Audit by Stanford. Subject to reasonable advanced notice and during normal business hours, and no more than once per each [****] period, Surrozen will allow Stanford or its designee to examine Surrozen’s records for a period not to exceed the [****] prior to the audit request to verify payments made by Surrozen under this Agreement.

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8.6

Paying for Audit. Stanford will pay for any audit done under Section 8.5. But if the audit reveals an underreporting of earned royalties due Stanford of [****] or more for the period being audited, Surrozen will pay the audit costs.

8.7	[****]

9.	EXCLUSIONS AND NEGATION OF WARRANTIES

9.1	Representations of Stanford’s Office of Technology Licensing. To the extent it has knowledge as of the Effective Date, Stanford’s Office of Technology Licensing represents:

(A)	Stanford has not granted or transferred any rights to any third party in a manner that would prevent Stanford from granting the licenses to Surrozen under this Agreement, and

(B)	UW has exclusively granted Stanford the right to license UW’s rights in the Licensed Patents to third parties.

9.2

Negation of Warranties. Stanford and UW provide Surrozen the rights granted in this Agreement AS IS and WITH ALL FAULTS. Except as provided in Section 9. 1, Stanford and UW make no representations and extend no warranties of any kind, either express or implied. Among other things, Stanford and UW disclaim any express or implied warranty:

(A)	of merchantability, of fitness for a particular purpose;

(B)	of non-infringement; or

(C)	arising out of any course of dealing.

9.3	No Representation of Licensed Patent. Surrozen also acknowledges that Stanford and UW do not represent or warrant:

(A)	the validity or scope of any Licensed Patent; or

(B)	that the exploitation of Licensed Patent or Technology will be successful.

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10.	INDEMNITY

10.1	Indemnification.

(A)

Surrozen will indemnify, hold harmless, and defend all Stanford and UW Indemnitees against any claim of any kind arising out of or related to the exercise of any rights granted Surrozen under this Agreement or the breach of this Agreement by Surrozen.

(B)

HHMI Indemnitees will be indemnified, defended by counsel acceptable to HHMI, and held harmless by Surrozen from and against any claim, liability, cost, expense, damage, deficiency, loss, or obligation, of any kind or nature (including, without limitation, reasonable attorneys’ fees and other costs and expenses of defense) (collectively, “Claims”), based upon, arising out of, or otherwise relating to this Agreement, including without limitation any cause of action relating to product liability or the use, handling, storage, or disposition of the Technology by Surrozen or others who possess the Technology through a chain of possession leading back, directly or indirectly, to Surrozen. The previous sentence will not apply to any Claim that is determined with finality by a court of competent jurisdiction to result solely from the gross negligence or willful misconduct of an HHMI Indemnitee. Notwithstanding any other provision of this Agreement, Surrozen’s obligation to defend, indemnify and hold harmless the HHMI Indemnitees under this paragraph will not be subject to any limitation or exclusion of liability or damages or otherwise limited in any way.

10.2

No Indirect Liability. Neither party shall be liable to the other party for any special, consequential, lost profit, expectation, punitive or other indirect damages in connection with any claim arising out of or related to this Agreement, whether grounded in tort (including negligence), strict liability, contract, or otherwise.

10.3	Workers’ Compensation. Surrozen will comply with all statutory workers’ compensation and employers’ liability requirements for activities performed under this Agreement.

10.4

Insurance. During the term of this Agreement, Surrozen will maintain Comprehensive General Liability Insurance, including Product Liability Insurance, with a reputable and financially secure insurance carrier to cover the activities of Surrozen and its sublicensees; provided that Product Liability Insurance shall not be required to be maintained until Surrozen’s first use of Licensed Products in humans. The insurance will include all Stanford and UW Indemnitees and HHMI Indemnitees as additional insureds. The Comprehensive General Liability Insurance will provide minimum limits of liability of [****], and will be increased prior to any first use of the Licensed Product in a human to a minimum limit of [****]. Insurance must cover claims incurred, discovered, manifested, or made during or after the expiration of this Agreement and must be placed with carriers with ratings of at least [[****]]. Within [****] of the Effective Date of this Agreement, Surrozen will furnish a Certificate of Insurance evidencing primary coverage and additional insured requirements. Surrozen will provide to Stanford [****] prior written notice of cancellation or material change to this insurance coverage. Surrozen will advise Stanford in writing that it maintains excess liability coverage (following form) over primary insurance for at least the minimum limits set forth above. All insurance of Surrozen will be primary coverage; insurance of Stanford Indemnitees and HHMI Indemnitees will be excess and noncontributory.

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11.	EXPORT

Surrozen and its affiliates and sublicensees shall comply with all United States laws and regulations controlling the export of licensed commodities and technical data. (For the purpose of this paragraph, “licensed commodities” means any article, material or supply but does not include information; and “technical data” means tangible or intangible technical information that is subject to U.S. export regulations, including blueprints, plans, diagrams, models, formulae, tables, engineering designs and specifications, manuals and instructions.) These laws and regulations may include, but are not limited to, the Export Administration Regulations (15 CFR 730-774), the International Traffic in Arms Regulations (22 CFR 120-130) and the various economic sanctions regulations administered by the U.S. Department of the Treasury (31 CFR 500-600).

Among other things, these laws and regulations prohibit or require a license for the export or retransfer of certain commodities and technical data to specified countries, entities and persons. Surrozen hereby gives written assurance that it will comply with, and will cause its affiliates and sublicensees to comply with all United States export control laws and regulations, that it bears sole responsibility for any violation of such laws and regulations by itself or its affiliates or sublicensees, and that it will indemnify, defend and hold Stanford and UW and HHMI Indemnitiees harmless for the consequences of any such violation.

12.	MARKING

Before any Licensed Patent issues, Surrozen will mark Licensed Product with the words “Patent Pending.” Otherwise, Surrozen will mark Licensed Product with the number of any issued Licensed Patent.

13.	STANFORD NAMES AND MARKS

Surrozen will not use (i) Stanford’s, UW’s or HHMI’s name or other trademarks, (ii) the name or trademarks of any organization related to Stanford, UW or HHMI, or (iii) the name of any Stanford, UW or HHMI faculty member, employee, student or volunteer without the prior written consent of the party (Stanford, UW or HHMI, as the case may be) whose name or trademark is being used. Permission may be withheld at Stanford’s, UW’s or HHMI’s sole discretion. This prohibition includes, but is not limited to, use in press releases, advertising, marketing materials, other promotional materials, presentations, case studies, reports, websites, application or software interfaces, and other electronic media.

14.	PROSECUTION AND PROTECTION OF PATENTS

14.1

Patent Prosecution. Stanford will be responsible for and will keep Surrozen reasonably informed as to the preparing, filing, and prosecuting and maintaining the Licensed Patents using patent counsel selected by Stanford and reasonably acceptable to Surrozen. Surrozen will receive copies of all documentation and substantive

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actions pertaining to the filing, prosecution, and maintenance of Licensed Patents. Surrozen will have reasonable opportunities to participate in decision making and Stanford will give Surrozen a reasonable opportunity to comment on material documents filed with any patent office with respect to the License Patents and will consider in good faith and use reasonable efforts to incorporate Surrozen’s comments. Stanford will, at Surrozen’s request, file, prosecute and maintain Licensed Patents in foreign countries. In the event Surrozen decides that it no longer intends to pay for prosecution or maintenance of one or more Licensed Patents, Surrozen shall give Stanford a [****] notice. Stanford may in its discretion continue to prosecute and maintain such Licensed Patent(s) at its expense, in which case such Licensed Patent(s) shall no longer be covered by the licenses granted under this Agreement.

14.2	Patent Costs. Within [****] after receiving a statement from Stanford, Surrozen will reimburse Stanford:

(A)

[****] to offset Licensed Patent’s patenting expenses, including any interference or reexamination matters, incurred by Stanford before the Effective Date. Surrozen is responsible for paying [****] of these past patenting expenses upon the Effective Date with the remaining amount of [****] due [[****]]; and

(B)

for all Licensed Patent’s patenting expenses, including any interference or reexamination matters, incurred by Stanford after the Effective Date. In all instances, Stanford will pay the fees prescribed for large entities to the United States Patent and Trademark Office.

14.3

Infringement Procedure. Surrozen will promptly notify Stanford if it believes a third party infringes a Licensed Patent or if a third party files a declaratory judgment action with respect to any Licensed Patent. During the Exclusive term of this Agreement and if Surrozen is developing Licensed Product, Surrozen may have the right to institute a suit against or defend any declaratory judgment action initiated by this third party as provided in Section Error! Reference source not found. through and including Section 14.8.

Surrozen Suit. Subject to Section 14.3, Surrozen has the first right to institute and prosecute a suit or defend any declaratory judgment action so long as it conforms with the requirements of this Section 14.4 [****]. If Surrozen decides to institute suit, it will notify Stanford in writing and give Stanford the opportunity to institute suit jointly as provided in Section 14.5. Surrozen will diligently pursue the suit and Surrozen will bear the entire cost of the litigation, including expenses and counsel fees incurred by Stanford if Stanford is named as a party pursuant to this Section 14.4. Surrozen will keep Stanford reasonably apprised of all developments in the suit, and will seek Stanford’s input and approval on any substantive submissions or positions taken in the litigation regarding the scope, validity and enforceability of the Licensed Patent. Surrozen will not prosecute, settle or otherwise compromise any such suit in a manner that adversely affects Stanford’s interests without Stanford’s prior written consent. Stanford may be named as a party [****]

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14.5	Joint Suit. If Stanford and Surrozen so agree, they may institute suit or defend the declaratory judgment action jointly. If so, they will:

(A)	prosecute the suit in both their names;

(B)	bear the out-of-pocket costs [****];

(C)	share any recovery or settlement [****]; and

(D)	agree how they will exercise control over the action.

14.6

Stanford Suit. If neither Section 14.4 nor 14.5 apply, Stanford may institute and prosecute a suit or defend any declaratory judgment action so long as it conforms with the requirements of this Section 14.6. Stanford may name Surrozen as a party for standing purposes. If Stanford decides to institute suit, it will notify Surrozen in writing and give Surrozen the opportunity to institute suit jointly as provided in Section 14.5. If Surrozen does not notify Stanford in writing that it desires to jointly prosecute the suit within [****] after the date of Stanford’s notice to Surrozen, [****]. Stanford will bear the entire cost of the litigation and will [****] of any recovery or settlement.

Recovery. If Surrozen sues under Section 14.4, then any recovery in excess of any unrecovered litigation costs and fees will be shared with Stanford as follows:

[****]

14.8

Abandonment of Suit. If either Stanford or Surrozen commences a suit and then wants to abandon the suit, it will give [****] notice to the other party. The other party may continue prosecution of the suit after Stanford and Surrozen agree on the sharing of expenses and any recovery in the suit.

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15.	TERMINATION

15.1	Termination by Surrozen. Surrozen may terminate this Agreement by giving Stanford written notice at least 30 days in advance of the effective date of termination selected by Surrozen.

15.2	Termination by Stanford.

(A)	Stanford may also terminate this Agreement if Surrozen:

(1)	[****];

(2)	[****];

(3)	[****];

(4)	is in material breach of any provision; or

(5)	[****].

(B)	Termination under this Section 15.2 will take effect 90 days after written notice by Stanford unless Surrozen remedies the problem in that 90-day period.

15.3	Surviving Provisions. Surviving any termination or expiration are:

(A)	Surrozen’s obligation to pay royalties accrued or accruable;

(B)	any claim of Surrozen or Stanford, accrued or to accrue, because of any breach or default by the other party;

(C)	the provisions of Articles 8, 9, 10 and 19.5 and any other provision that by its nature is intended to survive; and

(D)	any Sublicenses hereunder.

16.	CHANGE OF CONTROL AND NON-ASSIGNABILITY

16.1	Change of Control. If there is a Change of Control, Surrozen will pay Stanford a one-time payment of [****] (“Change of Control Fee”).

16.2	Conditions of Assignment under Change of Control. Surrozen may assign this Agreement as part of a Change of Control upon prior and complete performance of the following conditions:

(A)	Surrozen must give Stanford written notice of the assignment no later than [****] after such assignment, including the new assignee’s contact information; and

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(B)	the new assignee must agree in writing to Stanford to be bound by this Agreement; and

(C)	Stanford must have received the full Change of Control Fee; provided that the Change of Control Fee shall only be due one-time on the first assignment of this Agreement.

16.3

After the Assignment. Upon a permitted assignment of this Agreement pursuant to Article 16, Surrozen will be released of liability under this Agreement and the term “Surrozen” in this Agreement will mean the assignee.

16.4

Bankruptcy. In the event of a bankruptcy or insolvency, assignment is permitted only to a party that can provide adequate assurance of future performance, including diligent development and sales of Licensed Product.

16.5

Nonassignability of Agreement. Except in conformity with Sections 16.2 and 16.4, this Agreement is not assignable by Surrozen under any other circumstances and any attempt to assign this Agreement by Surrozen is null and void.

17.	DISPUTE RESOLUTION

17.1

Dispute Resolution by Arbitration. Any dispute between the parties regarding any payments made or due under this Agreement (including without limitation, any disputes arising under apportionment of Nonroyalty Sublicense Income pursuant to Section 4.1) will be settled by arbitration in accordance with the [****], provided that in the case of a good faith dispute as to the amount owed, Surrozen shall not be in breach of this Agreement and the cure period under Section 15.2 shall be tolled until the amount owed has been finally determined in such an arbitration. The parties are not obligated to settle any other dispute that may arise under this Agreement by arbitration. Notwithstanding the foregoing, no dispute affecting the rights or property of HHMI shall be subject to the arbitration provisions set forth in this Article 17.

17.2

Request for Arbitration. Either party may request such arbitration. Stanford and Surrozen will mutually agree in writing on a third party arbitrator within [****] of the arbitration request. The arbitrator’s decision will be final and nonappealable and may be entered in any court having jurisdiction.

17.3

Discovery. The parties will be entitled to discovery as if the arbitration were a civil suit in the California Superior Court. The arbitrator may limit the scope, time, and issues involved in discovery.

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17.4	Place of Arbitration. The arbitration will be held in [****] unless the parties mutually agree in writing to another place.

17.5

Patent Validity. Any dispute regarding the validity of any Licensed Patent shall be litigated in the courts located in Santa Clara County, California, and the parties agree not to challenge personal jurisdiction in that forum.

18.	NOTICES

18.1	Legal Action. Surrozen will provide written notice to Stanford at least [****] prior to bringing an action seeking to invalidate any Licensed Patent or a declaration of non-infringement. [****]

18.2	All Notices. All notices under this Agreement are deemed fully given when written, addressed, and sent as follows:

All general notices to Surrozen are mailed or emailed to:

[****]

All financial invoices to Surrozen (i.e., accounting contact) are e-mailed to:

[****]

All progress report invoices to Surrozen (i.e., technical contact) are e-mailed to:

[****]

All general notices to Stanford are e-mailed or mailed to:

[****]

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All payments to Stanford are mailed to:

[****]

All progress reports to Stanford are e-mailed or mailed to:

[****]

Any notice related to Section 0 or Section 0 (Stanford Purchase Rights) shall be copied concurrently to [****]

Either party may change its address with written notice to the other party.

19.	MISCELLANEOUS

19.1	Waiver. No term of this Agreement can be waived except by the written consent of the party waiving compliance.

19.2

Choice of Law. This Agreement and any dispute arising under it is governed by the laws of the State of California, United States of America, applicable to agreements negotiated, executed, and performed within California.

19.3

Entire Agreement. The parties have read this Agreement and agree to be bound by its terms, and further agree that it constitutes the complete and entire agreement of the parties and supersedes all previous communications, oral or written, and all other communications between them relating to the license and to the subject hereof. This Agreement may not be amended except by writing executed by authorized representatives of both parties. No representations or statements of any kind made by either party, which are not expressly stated herein, will be binding on such party.

19.4

Exclusive Forum. The state and federal courts having jurisdiction over Stanford, California, United States of America, provide the exclusive forum for any court action between the parties relating to this Agreement. Surrozen submits to the jurisdiction of such courts, and waives any claim that such a court lacks jurisdiction over Surrozen or constitutes an inconvenient or improper forum.

19.5

Third Party Beneficiary. HHMI is not a party to this Agreement and has no liability to any licensee, sublicensee, or user of anything covered by this Agreement, but HHMI is an intended third-party beneficiary of this Agreement and certain of its provisions are for the benefit of HHMI and are enforceable by HHMI in its own name.

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19.6	Headings. No headings in this Agreement affect its interpretation.

19.7

Electronic Copy. The parties to this document agree that a copy of the original signature (including an electronic copy) may be used for any and all purposes for which the original signature may have been used. The parties further waive any right to challenge the admissibility or authenticity of this document in a court of law based solely on the absence of an original signature.

19.8

Confidentiality. Stanford shall maintain the financial terms of this Agreement as well as the reports and any information provided by Surrozen to Stanford pursuant to Sections 4.5, 6.2, 7.6, 8.1, 8.3, 8.5 and 8.7 of this Agreement, in confidence and not disclose such information or reports to any third party, except as required by law. Stanford’s obligation to Surrozen hereunder shall be fulfilled by using at least the same degree of care with Surrozen’s confidential information as Stanford uses to protect its own confidential information.

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The parties execute this Agreement in duplicate originals by their duly authorized officers or representatives.

THE BOARD OF TRUSTEES OF THE LELAND STANFORD JUNIOR UNIVERSITY

Signature:	/s/ Katharine Ku
Name:	Katharine Ku
Title:	Executive Director, Technology Licensing

Date:	Mar 23, 2016

SURROZEN, INC.

Signature:	/s/ Tim Kutzkey
Name:	Tim Kutzkey
Title:	President and CEO

Date:	Mar 23, 2016

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Appendix A – Milestones

[****]

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Appendix B — Sample Reporting Form

[****]

[****]
[****]	[****]
[****]
[****]	[****]

[****]	[****]

[****]
[****]	[****]
[****]	[****]
[****]	[****]

[****]

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Appendix C – Technology

	[****]	[****]	[****]	[****]
[****]	[****]	[****]	[****]
[****]	[****]	[****]	[****]
[****]	[****]	[****]	[****]
[****]	[****]	[****]	[****]
[****]	[****]	[****]	[****]
[****]	[****]	[****]	[****]
[****]	[****]	[****]	[****]
[****]	[****]	[****]	[****]
[****]	[****]	[****]	[****]
[****]	[****]	[****]	[****]
[****]	[****]	[****]
[****]	[****]	[****]
[****]	[****]	[****]
[****]	[****]	[****]
[****]	[****]	[****]
[****]	[****]	[****]
[****]	[****]	[****]
[****]	[****]	[****]
[****]	[****]	[****]
[****]	[****]	[****]
[****]	[****]	[****]
[****]	[****]	[****]	[****]
[****]	[****]	[****]
[****]	[****]	[****]
[****]	[****]	[****]
[****]	[****]	[****]
[****]	[****]	[****]	[****]
[****]
[****]	[****]	[****]	[****]
[****]
[****]	[****]	[****]	[****]
[****]	[****]	[****]
[****]	[****]
[****]	[****]
[****]	[****]
[****]	[****]
[****]	[****]

[****]

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Appendix D — UW Stock Issuance Agreement

[****]

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[****]

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[****]

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[****]

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